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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the references to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 19, 1999, except for the "Stock Subject to Rescission" paragraphs of Note 4 and for Note 10 as to which the date is October 6, 1999, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-85359) and related Prospectus of E-Stamp Corporation.

                                           /s/ Ernst & Young LLP

Palo Alto, California

October 6, 1999